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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Stock Option Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Nonemployee Directors Stock Option Plan, of Maxygen, Inc., of our report dated October 29, 1999 with respect to the financial statements of Maxygen, Inc. for the years ended December 31, 1998 and 1997 and the nine month period ended September 30, 1999 included in its Registration Statement (Form S-1, No. 333-89413) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
December 21, 1999